EXHIBIT 24
POWER OF ATTORNEY
     We, the undersigned Directors and Officers of Commerce Bancshares, Inc. do hereby name, constitute and appoint J. Daniel Stinnett, Jeffery D. Aberdeen or Bayard Clark, III, our agent and attorney-in-fact, for each of us and in our respective behalves as Directors and/or as Officers of Commerce Bancshares, Inc. to sign and execute a Registration Statement on Form S-4, and any amendments thereto, relating to the registration with the Securities and Exchange Commission of shares of common stock of Commerce Bancshares, Inc.
     Executed this 2nd day of February, 2007.

/s/ JOHN R. CAPPS

John R. Capps	Thomas A. McDonnell

/s/ W. THOMAS GRANT, II	/s/ TERRY O. MEEK

W. Thomas Grant, II	Terry O. Meek

/s/ JAMES B. HEBENSTREIT	/s/ BENJAMIN F. RASSIEUR, III

James B. Hebenstreit	Benjamin F. Rassieur, III

/s/ DAVID W. KEMPER

David W. Kemper	Andrew C. Taylor
Director and CEO

/s/ JONATHON M. KEMPER	/s/ KIMBERLY G. WALKER

Jonathon M. Kemper	Kimberly G. Walker

/s/ SETH M. LEADBETTER	/s/ ROBERT H. WEST

Seth M. Leadbetter	Robert H. West

/s/ A. BAYARD CLARK, III

A. Bayard Clark, III
Chief Financial Officer